POWER OF ATTORNEY
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         KNOW ALL MEN BY THESE PRESENTS that the undersigned constitutes and appoints Anton C. Kirchhof her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her and in her name, place and stead in any and all capacities to sign a Form 3, 4 or 5 under the Securities Exchange Act of 1934, and to file the same, with any or all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
         The authority granted to Anton C. Kirchhof under this power of attorney shall continue until she is no longer required to file Forms 3, 4 and 5 with regard to her ownership of or transactions in securities of Louisiana-Pacific Corporation, unless earlier revoked in writing.


                                                /s/ LIZANNE C. GOTTUNG
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                                                    Lizanne C. Gottung


Date:  November 3, 2006